SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 30, 2003

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5. Other Events

On September 30, 2003, Dynegy Inc. (“Dynegy”), the wholly owning parent of Dynegy Holdings Inc. (“DHI”), announced that it priced $300 million of additional Second Priority Senior Secured Notes (the “Notes Offering”). The Notes Offering includes (i) $100 million of 9.875% Second Priority Senior Secured Notes due 2010 issued at a premium to par of 104.25% with a yield to maturity of approximately 9.02% and (ii) $200 million of 10.125% Second Priority Senior Secured Notes due 2013 issued at a premium to par of 105.25% with a yield to maturity of approximately 9.3%, all to be issued by DHI in a private placement transaction. Each of these series of additional notes will be treated as a single class with the corresponding series of existing notes that were originally issued on August 11, 2003, which had a yield to maturity of 10.0% and 10.25%, respectively. The Notes Offering is expected to close on or about October 15, 2003, and is conditioned on, among other things, amendment of DHI’s restructured bank credit facility.

A copy of Dynegy’s September 30th press release announcing the pricing of the additional Second Priority Senior Secured Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document

99.1	Press release dated September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY HOLDINGS INC. (Registrant)

Dated: October 1, 2003	By:	/S/ J. KEVIN BLODGETT

	Name:	J. Kevin Blodgett
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press release dated September 30, 2003.